Exhibit 10.17

                         LEASE AGREEMENT

     This sets forth a Lease Agreement made as of this 30th day of May, 1997 between 488 Main Avenue Associates, L.L.C., a
Connecticut limited liability corporation with an address of P.0.
Box 2870 Westport, Connecticut 06880 (the "Landlord") and
Electronic Retailing Systems International, Inc., a Delaware corporation with an address of 488 Main Avenue, Norwalk, Connecticut 06851 (the "Tenant").

     In consideration of mutual covenants, the parties hereby agree as follows:

                          1.  Premises

     (a) Landlord leases to Tenant and Tenant hereby rents from Landlord premises being the entire third floor of a building (the "Building") located at 488 Main Avenue, Norwalk, Connecticut (the Land and Building being hereinafter referred to as "488 MAIN"). The premises to be leased ("Leased Premises") is stipulated to be 17,500 rentable square feet.

     (b) Together with the Leased Premises, Landlord grants to the Tenant for the term of this Lease the use of the land, the common areas of the Building, parking areas and access ways of 488 MAIN in common with other tenants, their employees, guests and invitees.

     (c) The Leased Premises shall not be deemed to include either the land beneath 488 MAIN or the exterior walls or roof of the Building, or any area beyond the exterior of any interior wall. Landlord reserves unto itself, its successors and assigns, access to the Leased Premises and the use of such land, walls and roof of the Building, for the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements leading through the Leased Premises and interior partitions between the Leased Premises.

     (d) The land, parking areas, and accessways of 488 MAIN shall be subject to Landlord's exclusive management and control, and Landlord expressly reserves the right without limitation from time to time to construct, maintain, replace and operate facilities and equipment on the common areas; change the location, arrangement, and size of parking areas and traffic lanes; close temporarily all or any portion of the common areas for maintenance, repairs or construction; and establish and modify reasonable regulations concerning use of the common areas. Landlord shall have no liability to Tenant for any change in the size, location or arrangement of the common areas or the facilities.


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                       2.  Use of Premises

     Tenant shall use the Leased Premises for office and related purposes including (but not limited to) executive and administrative offices; sale (but not to the general public), display, storage, service, repair, testing, and research and development of Tenant's products and equipment; engineering, education and training of Tenant's customers and employees, and any other office use legally permitted under the City of Norwalk Zoning Code. Tenant's obligations hereunder are conditioned upon its ability to use the Leased Premises for the above uses; in no event shall Tenant use the Leased Premises for retail or related purposes or for medical office or related purposes.

                        3. Term of Lease

     (a) The term of this Lease Agreement (the "Lease Term") shall be ten years and two months, commencing June 1, 1997 (the
"Commencement Date") and ending on the later of (i) July 31, 2007 or (ii) the day preceding the tenth anniversary plus two months of the Commencement Date (the "Termination Date").

     (b) Landlord shall deliver the Leased Premises to Tenant on or before June 1, 1997 and Tenant agrees to accept the Leased Premises in "as is" condition. In the event that the Landlord is not able to deliver the Leased Premises to Tenant by June 1, 1997, then the Commencement Date of this Lease shall be delayed until the date that Landlord is able to deliver the Leased Premises to the Tenant and the rent due from Tenant shall not begin until sixty days after the Commencement Date. Notwithstanding the foregoing, if Landlord fails to deliver the Leased Premises to Tenant on or before July 1, 1997, then Tenant may terminate the herein Lease Agreement, in which event Landlord shall return to Tenant all amounts paid by Tenant hereunder to Landlord and, Landlord shall indemnify Tenant for all damages incurred by Tenant, including reasonable attorneys fees, as a result of Landlord's failure to deliver possession of the Leased Premises to the Tenant.

     (c) At the time of the expiration or earlier termination of this Lease, Tenant agrees to surrender the Leased Premises in good condition, broom clean, reasonable wear and tear and damage by fire or casualty excepted.

                             4. Rent

     (a) Throughout the Lease Term, as the same may be extended or renewed, Tenant shall pay rent monthly in advance on the first day of each month, and without prior demand, deduction, or set-off.

     (b) During the Lease Term, Tenant shall pay the annual rent
(the "Rent") as follows (subject to extension of said dates by the period of delay in delivering the Leased Premises to the Tenant):
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     June 1, 1997 - July 31, 1997:  No rent due.

     August 1, 1997 - July 31, 1998: $266,875 payable in equal months installments of $22,239.58.

     August 1, 1998 - July 31, 1999: $280,000 payable in equal months installments of $23,333.33.

     August 1, 1999 - July 31, 2000: $297,500 payable in equal monthly installments of $24,791.67.

     August 1, 2000 - July 31, 2001: $310,625 payable in equal monthly installments of $25,885.42.

     August 1, 2001 - July 31, 2002: $323,750 payable in equal monthly installments of $26,979.17.

     August 1, 2002 - July 31, 2003: $350,000 payable in equal monthly installments of $29,166.67.

     August 1, 2003 - July 31, 2004: $363,125 payable in equal monthly installments of $30,260.42.

     August 1, 2004 - July 31, 2005: $380,625 payable in equal monthly installments of $31,718.75.

     August 1, 2005 - July 31, 2006: $393,750 payable in equal monthly installments of $32,812.50.

     August 1, 2006 - July 31, 2007: $406,875 payable in equal monthly installments of $33,906.25.


     (c) A "Lease Year" shall be defined as any twelve month period during the Lease Term beginning with the first day of the month after the Commencement Date and ending with the date 365 days thereafter.

     (d) Tenant's pro rata share, as used hereinafter, shall be 50%.

     (e) In addition to the Rent described above, beginning with the Commencement Date, Tenant shall pay for all electric consumption at the Leased Premises and, prior to taking occupancy of the Leased Premises, Tenant shall put into its name the electric meters which measure electric provided to the Leased Premises, it being the intent of this Lease Agreement that the Tenant shall pay for all utilities provided to the Leased Premises, including all heat and air-conditioning, but excluding water which shall be an operating expense of the property.


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     (f) (i) In addition to the Rent, Tenant shall pay to Landlord its pro rata share of the increases in the real estate taxes actually paid at 488 MAIN over the real estate taxes actually paid in the tax year July 1, 1997 - June 30, 1998 (the "Real Estate Tax Increase"). Landlord may bill Tenant for the Real Estate Tax Increase at the end of the tax year, the first bill being in July, 1999 for any increase in the real estate taxes for the tax year July, 1998 - June, 1999 over the tax year July, 1997 - June, 1998. Thereafter, Landlord may bill the Tenant 1/12 of this amount on a monthly basis and which monthly sum may be increased in the event of additional real estate tax increases in subsequent years. Notwithstanding the foregoing, Tenant shall not be responsible for
(x) any taxes for improvements to areas other than the Leased Premises and Common Areas or (y) any Real Estate Tax Increase not attributable to the Lease Term.

     (f)(ii) In consideration of Tenant's undertaking to reimburse Landlord for the Real Estate Tax Increase, Tenant shall have the right, by appropriate proceedings, to protest any assessment or reassessment or any special assessment, or any change in the tax rate, or the validity of any of the foregoing.

     (f)(iii) Landlord shall notify Tenant in writing of all assessments and the tax rates and any proposed changes to them. Tenant shall notify Landlord in writing within fifteen (15) business days after receipt of Landlord's notice if Tenant wants to file a protest. If Landlord fails to give notice to Tenant of any tax rate or assessment and, as a result, Tenant is unable to review the change, and if it so desires, to file a protest, Tenant shall not be obligated to reimburse Landlord for any Real Estate Tax Increase resulting therefrom.

     (f)(iv) In the tax proceedings, Tenant may act in its own name and/or the name of Landlord and Landlord will, at Tenant's request and provided Landlord is not put to any expense thereby, cooperate with Tenant in any way Tenant may reasonably require in connection with such-protest. Any protest conducted by Tenant-- hereunder shall be at Tenant's expense and if interest or late charges become payable with respect to the Real Estate Tax Increase as a result, Tenant shall reimburse Landlord for the same. However, Landlord shall be solely responsible for any penalties, interest or late charges imposed on Landlord through no fault of Tenant.

     (f)(v) If Landlord shall receive a reduction or refund for any year for which Tenant paid to Landlord a Real Estate Tax Increase, then Landlord shall reimburse Tenant in an amount equal to Tenant's pro rata share of the refund or reduction. Landlord agrees to keep Tenant apprised of all tax protest filings and proceedings undertaken by Landlord or others to obtain a tax reduction or refund. If the refund or reduction resulted from Tenant's efforts, Landlord shall also reimburse Tenant for reasonable attorneys' fees and any other reasonable expenses
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incurred by Tenant in connection with the protest. Otherwise,
Landlord may deduct from the total refund any reasonable attorneys' fees and other reasonable expenses incurred by Landlord therefor.

     (g) In addition to the Rent and Real Estate Tax Increase, Tenant shall pay to Landlord its pro rata share of the increases in operating expenses payable at 488 MAIN over the operating expenses payable in the calendar year 1997 (the "Operating Expense Increase"). Landlord may bill Tenant for the Operating Expense Increase at the end of the calendar year, the first bill being in January, 1999 for any increase in operating expenses in the calendar year 1998 over the calendar year 1997. Thereafter, Landlord may bill the Tenant 1/12 of this amount on a monthly basis and which monthly sum may be increased in the event of additional Operating Expense Increases in subsequent years. Operating expenses shall be defined as the actual, normal and ordinary costs of operating and maintaining 488 MAIN including, but not limited to, insurance, cleaning, trash removal, landscape and snowplow, repair and maintenance, painting, HVAC maintenance, water, elevator maintenance, security, supplies, management and common area electric.

     Operating expenses shall not include capital expenditures, debt service on mortgages or rental under ground leases; work in leasable or leased premises as opposed to work done for the common benefit of all building tenants; costs associated with professional fees for disputes or litigation with tenants; Landlord advertising or promotional expenses; costs for casualty that would have been reimbursable by insurance had Landlord carried full value insurance; real estate taxes; leasing commissions; salaries and fringe benefits that are above comparable salaries and fringe benefits for comparable employees; salaries of personnel that are shared among other buildings (unless, however, the salaries are adjusted pro rata for the amount of time such personnel spend at each building and so long as said salaries are reasonable) or those above the grade of building manager; fees or costs in excess of the comparable market value; any type of line item service that the Landlord is generally providing to 488 MAIN, but not to the Tenant; any type of operating expense resulting from the negligence of the Landlord; costs, fines or penalties resulting from Landlord's violation of any law, rule or regulation of a governmental authority; license, permit or inspection fees imposed on Landlord; or tax on rent or rents received by Landlord from 488 MAIN or assessments against 488 MAIN for municipal improvements or otherwise.

     (h)(i) The term "Landlord's Statement" shall mean a statement, prepared internally by Landlord, and which shall be prepared according to generally accepted accounting principles and which shall be furnished to Tenant simultaneously with the bills referred to in sections (f) and (g) hereof setting forth in detail
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the amount of each item included in the Real Estate Tax Increase and the Operating Expense Increase.

     (h)(ii) Landlord shall, at Tenant's request, make available to Tenant for inspection and examination the books and records that relate to Landlord's Statement. However, if after request by Tenant the books and records are not made promptly available at Landlord's offices during Landlord's normal business hours, the amounts due in that year with respect to any Real Estate Tax Increase or Operating Expense Increase shall not be payable earlier than thirty (30) days after the Tenant's request is honored. If Tenant disputes any portion of Landlord's Statement and the parties cannot resolve their differences within thirty
(30) days thereafter, the matter shall be resolved by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     (h)(iii) If the Operating Expenses Increase as estimated in advance by Landlord and paid by Tenant are less than the share of Operating Expenses Increase which Tenant should have paid, then the excess paid by Tenant shall be repaid by Landlord to Tenant in a lump sum within thirty (30) days following the date Landlord renders Landlord's Statement to Tenant.

     (h)(iv) If the Real Estate Tax Increase as estimated in advance by Landlord and paid by Tenant are less than the share of Real Estate Tax Increase which Tenant should have paid, then the excess paid by Tenant shall be repaid by Landlord to Tenant in a lump sum within thirty (30) days following the date Landlord renders Landlord's Statement to Tenant.

     (h)(v) If Tenant has not received Landlord's Statement by the end of twelve (12) months following the year (whether calendar or fiscal) in which the Operating Expense Increase or Real Estate Tax Increase are payable by Tenant, Landlord agrees that Landlord has waived its claim against Tenant for Tenant's share of any increase in Operating Expenses and Real Estate Taxes for such year.

     (h)(vi) This Article shall survive the expiration or earlier termination of this Lease Agreement.

     (i) If Tenant shall fail to pay any monthly installment of Rent within ten days of its due date, or if Tenant shall fail to pay any monthly installment of Real Estate Tax Increase or Operating Expenses Increase within ten days after Landlord has notified Tenant that said payment(s) is (are) due, then Tenant shall pay to Landlord a service charge of Five Per Cent (5%) of the monthly installment. This fee is not a penalty but reflects the parties' estimate as to the expected costs and damages incurred by the Landlord by reason of Tenant's late payment. This provision shall not be construed to modify in any way either any due dates specified in this Lease Agreement, or the default provisions of Paragraph 15 below.
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                         5. Improvements

     (a) All fit-up of the Leased Premises is to be done by Tenant and Tenant agrees to accept the Leased Premises in "as is" condition. During Lease Term, Landlord shall provide Tenant, its agents and contractors, reasonable access to the Building, the elevators and the Leased Premises for purposes of their performing Tenant's fit-up.

     (b) Landlord agrees to install at Landlord's expense (which shall not be included in the Operating Expense Increase) electro-static filters on the HVAC units servicing the Leased Premises and to renovate the restrooms within the Leased Premises. The renovation of the restrooms shall include an upgrading or replacement of the wall coverings, the vanity, the ceiling tiles and the lighting. At its expense (which shall not be included in the Operating Expense Increase), Landlord shall also renovate and upgrade the lower lobby, upgrade the elevator cabs, reline and repair the parking area, as necessary, and upgrade the landscaping.

     (c) Any and all construction which Tenant desires to undertake at the Leased Premises shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed; however, as stated in Section 7(a) hereof, the Landlord hereby approves any papering, painting or changing of floor coverings in the interior of the Leased Premises.

                6. Tenant's Operation of Business

     (a) Tenant shall use the Leased Premises solely for the purpose set forth in Paragraph 2, and only as permitted by applicable laws and regulations.

     (b) Tenant shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, with respect to the manner in which Tenant will use or occupy the Leased Premises, and, with any direction of any public officer or officers which shall impose any violation, order or duty with respect to the Leased Premises or the use or occupation thereof, however, the Tenant's financial obligation with respect to said violation, order or duty shall be limited to such items as shall relate to the Tenant's specific use of the Leased Premises. In the event that any governmental agency shall require any alterations within or affecting the Leased Premises, Tenant shall fully cooperate with such required alterations and agrees that there will be no reduction in rent by reason of such required alterations; however, notwithstanding anything to the contrary in this sentence, the Tenant's financial obligation for said alterations shall be limited to the first $20,000 of costs in the aggregate incurred in connection therewith, and the Landlord shall be responsible for any amounts in excess of the first $20,000 (in the aggregate).
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     (c) Tenant shall not use or permit any part of the Leased
premises to be used for any unlawful purpose; nor shall the Tenant use or occupy or permit the Leased Premises to be used or occupied, nor do or permit anything to be done in or on the Leased Premises which will make void or voidable any insurance then in force with respect thereto, or which will make it impossible to obtain fire or other insurance required to be furnished by Landlord or Tenant, or which will cause or be likely to cause structural damage to the Building or any part thereof, or which will constitute a public or private nuisance, or which will violate any law or regulation of any governmental authority.

                   7. Fixtures and Alterations

     (a) Tenant may at its own expense paint, paper and change floor coverings in the interior of the Leased Premises, provided that (i) the structure of the Building or building systems are not affected and (ii) the exterior of the Building is not changed.

     (b) Except as provided in (a) above, Tenant shall not make any changes, improvements, additions or alterations (collectively "Alterations") to nor do any work to the Leased Premises or to 488 MAIN without first obtaining Landlord's prior consent, which work, if approved by Landlord, Tenant agrees to do in a workmanlike manner. Landlord shall not be under any obligation to review a request for its consent until such time as Tenant supplies Landlord with the identities of all person supplying materials or services to the Leased Premises or the Property and, with mechanics lien waivers from all such persons or entities as set forth below.

     (c) Upon Tenant's vacating the Leased Premises, all Alterations shall become the property of the Landlord unless same can be and are removed by Tenant without damaging the Leased Premises and, upon said removal, Tenant shall restore the Leased Premises to the condition which existed prior to the removal of said Alterations. However, if Landlord so directs, Tenant shall remove all Alterations (excepting those constituting fixtures) at its expense and promptly repair all damage to the Leased Premises caused by the original installation of any Alterations and/or their subsequent removal. Any personalty of the Tenant not removed within ten days (after Landlord's demand to do so) following the termination of this Lease shall become, at Landlord's option, the property of the Landlord.

                            8. Signs

     (a) Subject to conformity with all applicable laws, ordinances and municipal regulations, Landlord agrees to provide (at its expense) at 488 MAIN such exterior signage as shall identify the location. In addition, and to the extent permitted by City of Norwalk zoning regulations, Landlord shall install a sign on the exterior side of the Building facing Main Avenue, and
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denoting Tenant's name, and with appropriate illumination such that such sign shall be visible at night.

     (b) Landlord, at its expense, and in accordance with reasonable Building standards, shall make space available to Tenant in the building directory and at other such locations where direction signs are installed, for corporate identification as specified by Tenant. At least 50% of the Building directory shall be allocated to identify Tenant, its officers and employees.

     (c) Tenant shall have the right, at its expense, to install signs on the entry doors to the Leased Premises, which sign shall be uniform with other signs in the Building and which sign shall be subject to Landlord's prior approval.

     (d) Tenant shall not install or place, or permit to be installed, placed or maintained any other sign, decorations, advertising matter or symbol on the Building, or in any location visible from the exterior of the Leased Premises. In addition to any other remedies of Landlord, Landlord may remove any sign or other article installed by Tenant in violation of this Paragraph, and charge Tenant for the reasonable cost of such removal, without liability to Tenant.

                   9. Repairs and Maintenance

     (a) Tenant agrees to maintain the Leased Premises in good order and condition including all maintenance, upkeep and cleaning. Tenant shall procure any licenses or permits mandated for Tenant's use of or alteration to the Leased Premises. Tenant shall also comply promptly with and execute all rules, order, regulations and recommendations of the Board of Fire Underwriters, Rating Board and Landlord's insurance company with respect to the prevention of fires and the exposure of liability risks, and shall install and maintain all necessary safety appliances, but only to the extent such appliances are necessary because of Tenant's particular use of the Leased Premises.

     (b) If either party hereto is required to do any act under this Paragraph 9, said party shall promptly comply and, if said party shall neglect to act with reasonable dispatch after such demand by the other party, then the party requesting said act shall be free to perform same and the party responsible for said act shall thereafter immediately pay to the other the reasonable cost of any such acts.

     (c) Tenant shall be responsible for the replacement of all light bulbs and ballasts in the Leased Premises.

     (d) Nothing in this Section shall be construed to impose upon Landlord, in the event of damage to the Leased Premises caused by casualty any obligations other than those contained in Paragraph 12 below.
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     (e) Landlord shall, at its expense and subject to Section
4(g) hereof, furnish to Tenant the following services, utilities, supplies and facilities throughout the Lease Term:

          (i) access to the Leased Premises twenty-four (24) hours a day, seven (7) days a week;

          (ii) passenger elevator service twenty-four(24) hours a day, seven (7) days a week;

          (iii) (x) heat, ventilation and air conditioning ("HVAC") on business days from 8:00 A.M. to 8:00 P.M. and on Saturdays from 8:00 A.M. to 1:00 P.M. (hereafter "Business Hours") and, at Tenant's request, at all other times as hereinafter provided in this Article. Landlord represents and warrants that during the Lease Term the Building's HVAC systems will have the capacity, flexibility and ability to maintain the Leased Premises in reasonably comfortable condition which, taking the average of temperatures in various sections of the Leased Premises at various points in time, shall average not more than 76 degrees Fahrenheit during the summer months and not less than 70 degrees Fahrenheit during the winter months.

          (y) Landlord shall furnish HVAC beyond the above-stated hours provided that notice requesting such service is delivered to Landlord before noon on the business day when such service is required for that evening, and by noon of the preceding business day when such service is required on Saturday, Sunday or a federal holiday. This service shall be furnished at "Landlord's Costs" which shall mean the actual labor and utility costs incurred by Landlord to provide such overtime service, without markup of any kind. Landlord's Costs shall be paid by Tenant when billed by Landlord. Landlord shall bill Tenant on or before the last day of the month following the month in which Landlord's Costs are incurred, and shall submit with its invoice a tabulation of the hours and the dates on which the overtime HVAC was furnished. Tenant shall reimburse Landlord therefor within thirty (30) days after receipt of the invoice and other data supporting the charges that Tenant may reasonably request. If Landlord has not billed Tenant for Landlord's Costs within two (2) months after the end of the year (whether calendar or fiscal) in which Landlord claims Landlord's Costs accrued, Landlord agrees that Landlord has waived its right to be paid such charges.

          (iv) Cleaning and janitor services in the common building facilities and building parking area in accordance with Exhibit A, and including the removal of rubbish placed in receptacles outside the building.


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          (v) Hot and cold running potable water in the restrooms
     for Tenant's purposes.

          (vi) Electricity for lighting the common building facilities and Building parking area.

          (vii) Provision, installation and replacement of light bulbs, tubes and ballasts in the common building facilities and Building parking area.

          (viii) Removal of ice and snow from the common building facilities and Building parking area.

          (ix) Vermin extermination and repair and replacement of any item in the Building damaged by vermin.

          (x) Security for 488 MAIN by installation of a key punch or other system which shall limit access to the Building in non-Business Hours; Landlord shall endeavor to coordinate the system it installs controlling access to the Building with any system installed by Tenant controlling access to the Leased Premises so that one key or access card will control access to both the Building and the Leased Premises.

     (f) If the Landlord fails in its obligation herein to provide utilities, services or facilities or, make the repairs, restoration or replacements which it is required to make under this Lease Agreement, and if after written notice from Tenant to Landlord and a reasonable opportunity to cure same, the Landlord does not remedy said failure, then the Tenant may allege that the Landlord is in default hereof and seek reimbursement from Landlord for damages incurred by Tenant or, make said repairs, restoration or replacements as a result of Landlord's failure to provide said utilities, services or facilities and seek reimbursement from Landlord for said repairs, restoration or replacements.

     (g) Landlord shall perform all maintenance and make all repairs, restoration and replacements to 488 MAIN not specifically imposed upon Tenant by the provisions hereof. Without limiting the generality of the foregoing sentence or the following, Landlord shall maintain, repair and replace, as necessary, and keep in good order, safe and clean condition (however, Landlord's obligation as to regular cleaning services shall be limited to subparagraph (e)
(iv) above): (1) all structural portions of the Building and exterior walls; (2) the roof of the Building; (3) the plumbing, sprinkler, HVAC and electrical and mechanical lines and equipment associated therewith, elevators and boilers, broken or damaged glass and damage by vandals; (4) utility and trunk lines, tanks and transformers; (5) the interior walls, ceilings, and floor coverings (including carpets and tiles) of the common Building facilities (i.e. excluding the Leased Premises); (6) improvements to the Land, including ditches shrubbery, landscaping and fencing; and (7) the common building facilities located within or outside
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the Building, including the common entrances, corridors, interior and exterior doors and windows, stairways, lavatory facilities and the Building parking area and access ways therefor. Further, Landlord shall perform all repairs and restoration required elsewhere under this Lease Agreement. Notwithstanding anything herein to the contrary, Landlord shall have no obligation to repair any damage caused by any act or omission of Tenant, its agents, employees, customers, contractors and licensees.

     (h) At its expense, Tenant shall make all repairs and replacements to the Leased Premises which are specifically agreed upon in this Lease to be Tenant's obligations. Without limitation, Tenant shall not be liable for repairs or replacements necessitated by ordinary wear and tear, damage by fire or other casualty and damage caused by Landlord, its agents, employees, customers, contractors and licensees.

     (i) If by reason of an emergency, repairs, restoration or replacements become necessary and by the provisions hereof are the responsibility of Landlord, Tenant may make such repairs, restoration or replacements which, in the opinion of Tenant, are necessary for the preservation of the Leased Premises, or of the safety or health of the occupants therein, or of Tenant's property, or are required by law; provided, however, that Tenant shall first make a reasonable effort to inform Landlord before making them.

     (j) The remedies set forth in this Article shall be in addition to other remedies granted to Tenant elsewhere in this Lease Agreement or at law or in equity, and shall not affect any claim for actual or constructive eviction or other claim for damages or relief to which Tenant may be entitled.

     (k) If Landlord disputes any default declared by Tenant pursuant to this Section or the reasonableness of time granted to cure the default, Landlord may submit the disputed matter to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

                  10. Indemnification by Tenant

     Landlord and Tenant each agree to indemnify and save the other harmless from any and all claims for bodily injury (including death) or property damage made against one party hereto if (1) arising from any breach or default by the other party hereto (including its agents, invitees, employees or contractors) in the performance of any covenant or agreement on its part to be performed pursuant to the provisions of this Lease, or (2) occurring within 488 MAIN and arising from the misconduct or gross negligence of the other party (including its agents, invitees, employees or contractors). This indemnity shall include all court costs, attorneys' fees, expenses and liabilities incurred by the indemnified party against which the claim is made. If any action
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or proceeding is brought against either Landlord or Tenant by reason of any such claim, the indemnifying party agrees to defend the action or proceeding at its expense upon notice from the party to be indemnified.

                          11. Insurance

     (a) Allocation of Risks. The parties desire, to the extent permitted by law, to allocate certain risks of personal injury, bodily injury or property damage, and risks of loss of real or personal property by reason of fire, explosion or other casualty, and to provide for the responsibility for insuring those risks. It is the intent of the parties that, to the extent any event is insured for or required herein to be insured for, any loss, cost, damage or expense, arising from such event, including, without limitation, the expense of defense against claims or suits, be covered by insurance, without regard to the fault of Tenant, its officers, employees or agents ("Tenant Protected Parties"), and without regard to the fault of Landlord, its shareholders, members, agents, directors, officers and employees ("Landlord Protected Parties"). As between Landlord Protected Parties and Tenant Protected Parties, such risks are allocated as follows:

          (i) Tenant shall bear the risk of bodily injury, personal injury or death, or damage to property of third persons occasioned by events occurring on or about the Leased Premises, regardless of the party at fault. Said risks shall be insured as provided in Section 11(b) hereof.

          (ii) Landlord shall bear the risk of bodily injury, personal injury, or death or damage to the property of third persons occasioned by events occurring on or about 488 MAIN other than the Leased Premises. Said risk shall be insured against as provided in Section 11(c) hereof.

          (iii) Tenant shall bear the risk of damage to Tenant's contents, trade fixtures, machinery, equipment, furniture and furnishings in the Leased Premises arising out of loss by the events required to be insured against pursuant to Section 11(b)(ii) hereof.

          (iv) Landlord shall bear the risk of damage to 488 MAIN arising out of loss by events required to be insured against pursuant to Section 11(c) hereof.

     Notwithstanding the foregoing, provided the party required to carry insurance under Section (b)(i) or Section (c)(i) hereof does not default in its obligation to do so, if and to the extent that any loss occasioned by any event exceeds the coverage or the amount of insurance required to be carried under this Lease Agreement or such greater coverage or amount of insurance as is actually carried, or results from an event not required to be
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insured against or not actually insured against, the party at fault shall pay the amount not actually covered.

     (b) Tenant's Insurance. Tenant shall procure and maintain policies of insurance, at its own cost and expense, insuring:

          (i) the Landlord Protected Parties (as "named insureds"), and Landlord's mortgagee, if any, of which Tenant is given written notice, and Tenant Protected Parties, from all claims, demands or actions made by or on behalf of any person or persons, firm or corporation and arising from, related to or connected with the Leased Premises, for bodily injury to or personal injury to or death of any person, or property damage. The minimum limits of liability of such insurance shall be One Million ($1,000,000) Dollars for injury or death to any one person, Two Million ($2,000,000) Dollars for injury or death to more than one person, and Five Hundred Thousand ($500,000) Dollars with respect to damage to property. If at any time during the term of this Lease Agreement, Tenant owns or rents more than one location, the policy shall contain an endorsement to the effect that the aggregate limit in the policy shall apply separately to each location owned or rented by Tenant. If Tenant is unable, despite reasonable efforts in good faith, to cause its liability insurer to insure the Landlord Protected Parties as "named insureds", Tenant shall nevertheless cause the Landlord Protected Parties to be insured as "additional insureds" and in such event, Tenant will protect, indemnify and save harmless the Landlord Protected Parties from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorney's fees and expenses) imposed upon or incurred by or asserted against the Landlord Protected Parties, or any of them, by reason of any bodily injury to or personal injury to or death of any person or more than one person or for damage to property, occurring on or about the Leased Premises, caused by any party including, without limitation, any Landlord Protected Party, to the extent of the amount of the insurance required to be carried under this Section 11.1(b)(i) or such greater amount of insurance as is actually carried. Tenant shall cause its liability insurance to include contractual liability coverage fully covering the indemnity hereinabove set forth.

          (ii) All contents and Tenant's trade fixtures, machinery, equipment, furniture and furnishings in the Leased Premises to the extent of at least ninety percent (90%) of their replacement cost under Standard Fire and Extended Coverage Policy and all other risks of direct physical loss as insured against under Special Form ("all risk" coverage). Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Landlord Protected Party, provided that such waiver of the right of subrogation
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     shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof, except that Landlord shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such waiver in full force and effect.

     Tenant Protected Parties from all worker's compensation and disability benefits claims as required by law.

     (c) Landlord's Insurance. Landlord shall procure and maintain policies of insurance insuring:

          (i) All claims, demands or actions made by or on behalf of any person or persons, firm or corporation and arising from, related to or connected with 488 MAIN, other than the Leased Premises for bodily or personal injury to or death or property damage. The minimum limits of liability of such insurance shall be One Million ($1,000,000) Dollars for injury or death to any one person, Two Million ($2,000,000) Dollars for injury or death to more than one person, and Five Hundred Thousand ($500,000) Dollars with respect to damage to property. If at any time during the term of this Lease, Landlord owns more than one location, the policy shall contain an endorsement to the effect that the aggregate limit in the policy shall apply separately to each location owned by Landlord.

          (ii) 488 MAIN against loss or damage by fire, lightning, wind storm, hail storm, aircraft, vehicles, smoke, explosion, riot or civil commotion as provided by the Standard Fire and Extended Coverage Policy and all other risks of direct phys-ical loss as insured against under Special Form ("all risk" coverage). The insurance coverage shall be for not less than 90% of the full replacement cost of 488 MAIN with agreed amount endorsement. Landlord shall be named as the insured and all proceeds of insurance shall be payable to Landlord. Said insurance shall contain an endorsement waiving the insurer's right of subrogation against any Tenant Protected Party, provided that such waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof, except that Tenant shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such waiver in full force and effect.

          (iii) Landlord's business income, protecting Landlord from loss of rents and other charges during the period while the Leased Premises are untenantable due to fire or other casualty (for the period reasonably determined by Landlord).


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          (iv) Flood or earthquake insurance whenever, in the
     reasonable judgment of Landlord, such protection is necessary and it is available at commercially reasonable cost.

          (d) Form of Insurance. All of the aforesaid insurance shall be written by insurance companies licensed to do business in the State of Connecticut. As to Tenant's insurance, such insurance shall provide that it is not subject to cancellation or non-renewal except after at least thirty (30) days' prior written notice to Landlord. Tenant will furnish to Landlord, upon Landlord's request, a Certificate of Insurance issued by such insurer setting forth the existence of such insurance and coverage.

              12. Damage or Destruction of Premises

     (a) If 488 MAIN or the Leased Premises shall be partially or totally damaged or destroyed by fire or other cause (and if this Lease shall not have been terminated as hereinafter provided), the Landlord shall repair the damage and restore and rebuild the Building and/or the Leased Premises, except for Tenant's improvements and Tenant's personal property, at its expense with reasonable dispatch in accordance with good construction practice after notice to Landlord of the damage or destruction.

     (b) If the Building or the Leased Premises shall be damaged or destroyed by fire or other cause, then the rents payable hereunder shall be abated to the extent that the Leased Premises shall have been rendered untenantable or inaccessible for the reasonable conduct of Tenant's normal business operations for the period from the date of such damage or destruction to the earlier of (x) the date on which Landlord substantially completes the repair and restoration work that Landlord is required to perform under this Article 12 and (y) the date of Tenant's occupancy of the Leased Premises for the conduct of its normal business following such casualty, such abatement to be granted on a pro rata basis if only a portion of the Leased Premises is so rendered untenantable or inaccessible; provided, however, that should Tenant reoccupy a portion of the Leased Premises as to which the abatement is in effect during the period the restoration work is taking place and prior to the date that the whole of said Leased Premises are made tenantable, rent and additional rent allocable to such portion shall be payable by Tenant from the date of such occupancy. Landlord shall be deemed to have substantially completed the repair and restoration work that Landlord is required to perform under this Article notwithstanding that (i) punchlist work remains to be performed, the non-completion of which does not unreasonably interfere with Tenant's ability to perform Tenant's work and (ii) portions thereof are incomplete which under good construction scheduling practice should be done after the completion of the still incomplete portions of Tenant's work (which punchlist work will be diligently completed by Landlord as soon as reasonably practical). Notwithstanding
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anything to the contrary contained herein, in the event that substantial completion by Landlord of such repair and restoration work is delayed by reason of any delays caused or occasioned by Tenant, its agents, servants, employees, architects, engineers, servants, contractors or subcontractors, then Tenant (in addition to paying the costs and damages Landlord may sustain by reason thereof) agrees that substantial completion by Landlord of such repair and restoration work shall be deemed to have occurred on the date on which substantial completion of such work would have occurred had not the completion of such work been so delayed by Tenant, et al.

     (c) If 488 MAIN shall be so damaged or destroyed by fire or other cause (whether or not the Leased Premises are damaged or destroyed) as to require a reasonably estimated expenditure made by Landlord or a reputable contractor designated by Landlord of more than fifty percent (50%) of the full insurable value of the Building immediately prior to the casualty (or ten percent (10%) if such casualty occurs during the last two years of the Term) then Landlord may terminate this Lease by giving Tenant notice to such effect within twenty (20) days after the date of the casualty and upon such notice this Lease and the estate hereby granted, whether or not the Term shall have theretofore commenced, shall terminate as if that date was the Termination Date.

     (d) In case of any damage or destruction mentioned in this Article which Landlord is required to repair and restore, if (i) more than fifty percent (50%) of the rentable square footage of the Leased Premises shall be damaged or destroyed and rendered untenantable or inaccessible, or (ii) Tenant's main computer room is damaged or destroyed and rendered unusable (a "Substantial Casualty") and, in the reasonable good faith opinion (the "Estimate") of an independent licensed architect or engineer selected by Landlord having at least five (5) years' experience in such matters, the repair and restoration required to be performed by Landlord pursuant to this Article cannot be substantially completed within four (4) months after such fire or casualty then Tenant shall be entitled to terminate this Lease on thirty (30) days' notice to Landlord given within fifteen (15) days after receipt of the Estimate, and upon delivery of such notice and the expiration of such 30-day period, this Lease and the Term shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Leased Premises in accordance with the provisions of this Lease. The Estimate shall set forth the date by which it is reasonably estimated that the repair and restoration required to be performed by Landlord pursuant to this Article will be completed and the Estimate shall be provided by Landlord to Tenant within twenty (20) days after such fire or casualty.


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     (e) Except for the rent abatements expressly provided for in this Lease Agreement, no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Leased Premises or of 488 MAIN arising from damage or destruction caused by fire or other casualty and Landlord shall not be required to do any such repair or restoration except on business days from 9:00 A.M. to 5:00 P.M.

     (f) Landlord is not obligated to carry separate insurance any kind on Tenant's property, and, except as provided by law, shall not be obligated to repair any damage thereto or replace or clean the same, or any decorations, installations, equipment or fixtures installed by or for Tenant at Tenant's expense.

     (g) The provisions of this Article shall be considered an express agreement governing any cause of damage or destruction of the Leased Premises by fire or other casualty and any law providing for such a contingency now or hereinafter erected shall have no application in such case.

                       13. Eminent Domain

     (a) If any part of 488 MAIN be taken by any public authority under the power of eminent domain so as to render the remainder of 488 MAIN completely unable to be used as an office building, then either party, at its option, may terminate this Lease on sixty
(60) days written notice to other, given within ninety (90) days after the date of such taking.

     (b) All damages awarded for such taking shall belong to and be the property of the Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or the fee, except that Tenant shall be entitled to receive and retain the amount specifically awarded to it for the taking of its fixtures and its leasehold improvements which have not become a part of the realty, and its moving expenses. It is understood that in the event of the termination of this Lease pursuant to this Paragraph because of the taking by eminent domain, Tenant shall have no claim against the Landlord for the value of any unexpired term of its Lease and no right or claim to any part of the award on account thereof and Tenant hereby waives each such claim or right. Notwithstanding the foregoing, if there is a taking hereunder, Tenant shall be entitled to receive out of the award (or, if allowed by applicable law or rule to appear, claim, and prove in the condemnation proceeding), any amount specifically allocated to it by the condemning authority or the courts: (1) the unamortized value over the term of this Lease of Tenant's property and its improvements and alterations to the Building, provided the same shall have been installed by or at Tenant's expense but regardless of whether Tenant's property or the improvements and alterations might be considered by law or otherwise as a part of the Building or shall be or become
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Landlord's property under the provisions of this Lease Agreement;
(2) the value of Tenant's fixtures that are damaged, destroyed or taken hereunder; (3) the cost of relocation; and (4) special awards or allowances paid to tenants when their rental space is taken by eminent domain.

                      14. Default by Tenant

     This Lease Agreement is subject to the limitation that if, at any time, any one or more of the following events (herein called an "event of default") shall occur, then Landlord, in addition to the other rights and remedies it may have, shall have the right immediately to declare this Lease terminated and all of the right, title and interest of the Tenant hereunder shall wholly cease and expire upon receipt by Tenant of a Notice of Termination from Landlord. Tenant shall then immediately quit and surrender the Leased Premises to Landlord but Tenant shall remain liable to Landlord as hereinafter provided. The events of default are:

     (a) If Tenant shall make an assignment for the benefit of its creditors; or

     (b) If the leasehold estate hereby created in Tenant shall be taken by attachment, execution or by other process of law, and same is not released within ninety (90) days; or

     (c) If any petition shall be filed against Tenant in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and Tenant shall thereafter be adjudicated bankrupt, or such petition shall be approved by the Court, or the Court shall assume jurisdiction of the subject matter and if such proceeding shall not be dismissed within one hundred and twenty (120) days after the institution of the same, or if any such petition shall be so filed by Tenant; or

     (d) If, in any proceeding, a receiver or trustee be appointed for Tenant's property and such receivership or trusteeship shall not be vacated or set aside within one hundred and twenty (120) days after the appointment of such receiver or trustee; or

     (e) If Tenant shall fail to pay any installment of Rent and such failure shall continue for ten (10) days after Landlord has given Tenant written notice of same.

     (f) If Tenant shall fail to pay any installment of Real Estate Tax Increase or Operating Expenses Increase or electrical charges as may be due to the utility company providing same to the Leased Premises, or any part thereof, when the same shall become due and payable, and such failure shall continue for twenty (20) days after Landlord has given Tenant written notice of same.

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     (g) If Tenant shall fail to pay any other charge required to be paid by Tenant under this Lease Agreement and such failure shall continue for thirty (30) days after Landlord has given written notice of same.

     (h) If Tenant shall fail to perform or observe any other requirement, condition, covenant or agreement of this Lease Agreement on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after Landlord has given Tenant written notice of same.

                     15. Landlord's Remedies

     (a) If this Lease shall be terminated as provided in Paragraph 14, Landlord or Landlord's agents or employees may by any suitable action or proceeding at law, repossess the Leased Premises, together with all alterations, additions and improvements thereto. In the event of such re-entry and repossession, Landlord may store Tenant's property in a public warehouse or elsewhere at the cost and for the account of Tenant.

     (b) In case of any such termination, re-entry or dispossess by summary proceedings or otherwise, all rents and other charges required to be paid up to the time of such termination, re-entry or dispossess, shall be paid by Tenant and Tenant shall also pay to Landlord all reasonable expenses which Landlord may then or thereafter incur for legal expenses and brokerage commissions and all other reasonable costs paid or incurred by Landlord in repossessing the Leased Premises, restoring the Leased Premises to order and condition necessary to relet same, for reletting, and for any other reasonable item or cost which Landlord incurs as a result of Tenant's event of default, excluding, however, the excess amount of the costs of fit-up to a new tenant over the amount necessary to prepare the Leased Premises to substantially the condition as exists as of the date of this Lease Agreement.

     (c) In addition to any amounts due under subparagraph (b) above, if the Lease be terminated as described above, Tenant nevertheless covenants and agrees, notwithstanding any entry or reentry by Landlord whether by summary proceedings, termination or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Rent, Real Estate Tax Increase and Operating Expense Increase and other charges due under the terms of this Lease Agreement, as if this Lease had not been terminated; but in the event the Leased Premises be relet by the Landlord, Tenant shall be entitled to a credit (but not in excess of the Rent or other charges reserved under the terms of this Lease Agreement) of the net amount of Rent received by Landlord after deduction by Landlord of all reasonable expenses and costs incurred by it with respect to such reletting. Suit or suits for the recovery of the deficiency of damages referred to in this paragraph or for any installment or installments of Rent or Real Estate Tax Increase or
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Operating Expense Increase hereunder, or for a sum equal to any such installment or installments, may be brought by Landlord at once or from time to time at Landlord's election, and nothing in this Lease shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no such default by Tenant or no such cancellation or termination.

     (d) No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease Agreement or to exercise any right or remedy consequent upon breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Lease Agreement, but each and every covenant, agreement, term and condition of this Lease Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

     (e) Landlord will make commercially-reasonable attempts to mitigate damages by attempting to relet the Leased Premises.

     (f) Each right and remedy of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise.

                      16. Mechanic's Liens

     (a) Tenant agrees not to perform or cause to be performed any work on the Leased Premises or 488 MAIN without first obtaining mechanics lien waivers from any and all contractors, subcontractors, suppliers, materialmen or other person or entities providing materials or services to the Property. Tenant shall provide Landlord with copies of all mechanics lien waivers prior to the commencement of any such work.

     (b) Tenant agrees to pay when due or to bond out all sums of money that may become due for any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant in, upon or about the Leased Premises or any other part of 488 MAIN, excepting, however, when the mechanic's lien is filed by a contractor, subcontractor, materialman or laborer of Landlord. Except as aforesaid, if any mechanic's lien is filed against the Leased Premises, Building or 488 MAIN, for work claimed to have been done for, or materials furnished to Tenant, the same shall be discharged or bonded by Tenant within sixty (60) days thereafter.

     (c) If Tenant shall fail to vacate or release such lien in the manner and within the time period aforesaid, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be obligated to, vacate
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or release the same either by paying the amount claimed to be due or by procuring the release of such lien by giving security or in such other manner as may be prescribed by law. Tenant shall repay to Landlord, within ten days of demand, all sums reasonably disbursed or deposited by Landlord pursuant to the foregoing provisions of this Paragraph 16, including Landlord's cost and expenses and reasonable attorney's fees incurred in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of Landlord or any mortgagee to subject their respective estates or interest to liability under any mechanic's or other lien law, whether or not the performance or the furnishing of such work, labor, services or materials to Tenant or anyone occupying the Leased Premises, or any part thereof, through or under Tenant, shall have been consented to by Landlord or any of such parties.

                   17. Assignment and Sublease

     (a) Tenant shall not assign this Lease or sublease the Leased Premises, or any part thereof, or mortgage, pledge or hypothecate its leasehold interest or any part thereof, whether by operation of law or otherwise, without the prior written consent of the Landlord, such consent not to be unreasonably withheld. In addition, any assignment or subletting shall be subject to the following conditions:

          (1) Tenant shall, at the time of any proposed assignment or subletting, be in compliance in all material respects with all terms, covenants, and conditions of this Lease Agreement, and

          (2) In the event of either an assignment or subletting, Tenant shall until the end of the Lease Term remain primarily obligated to Landlord to perform and comply with all the covenants and agreements hereof, such obligation of Tenant to be primary and not secondary, such that Landlord shall have the right to enforce the provisions of this Lease Agreement directly against Tenant and/or any other person, it being specifically understood by Tenant that in no event shall Landlord's consent to an assignment or subletting release Tenant from any of its obligations under the herein Lease Agreement, and

          (3) In the event of any termination of this Lease Agreement, whether by expiration, forfeiture, cancellation, surrender or any other termination, all subleases shall, at the option of Landlord, terminate and any dispossession of Tenant shall, at the option of Landlord, automatically dispossess all subtenants. Landlord shall not be bound by any agreement, term, covenant, or condition contained in any sublease, irrespective of whether Landlord has notice thereof, and

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          (4) If any part of the Leased Premises is sublet, or is
     occupied by other than the Tenant, Landlord may, at its option, after default by Tenant, collect rent from any subtenant or occupant, and apply the net amount collected to the rent reserved herein, but such collection shall not be a waiver of any agreement, term, covenant, or condition of this Lease Agreement, or a release by Landlord of Tenant, or the acceptance by the Landlord of any subtenant or occupant as Tenant.

     (b) In the event that the Landlord does approve an assignment by the Tenant, then the Tenant shall remit to the Landlord any sum of money or other consideration which the Tenant actually receives for the assignment. In the event that the Landlord does approve a subletting by the Tenant, then the Tenant shall remit to the Landlord any sum of money or other consideration which the Tenant actually receives in excess of the rent/square foot being paid by the Tenant to the Landlord.

     (c) Notwithstanding anything to the contrary contained elsewhere in this Lease Agreement, Tenant shall not require Landlord's consent (and Landlord hereby permits Tenant) to at any time during the term of this Lease Agreement assign or sublet some or all of the Leased Premises to Lamaze Publishing Company, Inc. and/or The Newborn Channel, L.P., in which event Landlord shall not be entitled to any amounts under paragraph (b) of this Section 17.

                      18. Security Deposit

     (a) Tenant, upon execution of this Lease, shall deposit with Landlord the sum of One Hundred Thousand ($100,000) Dollars which sum shall constitute a security deposit (but not a limit on the extent of the Tenant's liability in the event of its default hereunder) for the performance by Tenant of all its obligations, monetary and otherwise, under this Lease Agreement. Seventy-Five Thousand ($75,000) Dollars of said security deposit shall be returned to Tenant within five (5) days of Tenant displaying to Landlord receipts for not less than One Hundred Thousand ($100,000) Dollars having been spent toward improvements of the Leased Premises. In the event that the said Seventy-Five Thousand ($75,000) Dollars has been returned to Tenant, then Landlord shall hold the remaining Twenty-Five Thousand ($25,000) Dollars as a security deposit for the term of the Lease.

     (b) Notwithstanding anything to the contrary in subparagraph
(a) hereof, in the event that the Tenant expends less than Seventy Five Thousand ($75,000) Dollars toward improvements of the Leased Premises, then Landlord shall return to Tenant only so much of the security deposit as shall equal 75% of the amount actually expended. For example, if the Tenant shall only expend Fifty Thousand ($50,000) Dollars toward improvements of the Leased Premises, then Landlord shall return Thirty-Seven Thousand Five
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Hundred ($37,500) Dollars of the security deposit to Tenant and shall retain the balance as described herein.

     (c) The balance of said security, or part thereof, as the case may be, shall be returned to Tenant within ten (10) days of Tenant vacating the Leased Premises and having performed all obligations required of it under this Lease Agreement, and with interest calculated at 4%/year. In the event of a sale of 488 MAIN, Landlord shall have the right to transfer the security to the purchaser, provided that the purchaser agrees to hold the security in accordance with the terms hereof. Upon such transfer, the purchaser shall thereupon become liable to the Tenant and Landlord shall thereupon be relieved by Tenant from all liability for the return of such security.

     (d) Notwithstanding anything to the contrary herein, it is specifically stated and agreed that the herein security deposit shall in no event constitute the full extent of or limit on Tenant's liability to Landlord in the event of Tenant's default hereunder.

                         19. Attornment

     Tenant shall attorn and recognize the purchase or assignment of Landlord's interest in 488 MAIN, for the balance then remaining of the Lease Term, and Tenant agrees to execute and deliver such instruments confirming such attornment as may be requested by Landlord, its successor or assignee. As to any mortgage now or hereafter placed against 488 MAIN the Tenant agrees that in the event the lender of said mortgage exercises its remedies over 488 MAIN by foreclosure or otherwise, the Tenant, upon request of the lender or other party succeeding to the interest of the lender, will attorn to the interest of the lender and in the event that the lender takes title to 488 MAIN by foreclosure or otherwise, then the lender may sell said 488 MAIN and the Tenant shall attorn to and recognize the lender's purchaser as the landlord hereunder. If requested by lender or its successor in interest, the Tenant shall deliver an instrument confirming said attornment.

                        20. Subordination

     (a) This Lease Agreement shall be subordinate and subject to any ground or underlying leases and to any mortgages now or hereafter placed on 488 MAIN, and to all renewals, modifications or replacements thereof; provided, however, that with respect to any said ground lease or underlying lease and/or mortgage, Landlord shall obtain from said ground lessor or underlying lessor or mortgagee, a standard form Non-Disturbance Agreement which shall reasonably protect Tenant's rights under the herein Lease Agreement in the event of a default by Landlord of said ground or underlying lease or mortgage. The Non-Disturbance Agreement shall provide that so long as this Lease shall be in full force and effect: (1) Tenant shall not be joined as a defendant in any
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proceeding which may be instituted to terminate or enforce the ground or underlying lease or to foreclose or enforce the mortgage; and (2) Tenant's possession and use of the Leased Premises in accordance with the provisions of this Lease Agreement shall not be disturbed by reason of the subordination to or any modification of or default under the ground or underlying lease or mortgage.

     (b) Although no instrument or act on the part of Tenant shall be necessary to effectuate the herein described subordination, Tenant will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of such mortgages or by any of the lessors under such ground or underlying leases. Tenant hereby appoints Landlord its attorney in fact, irrevocably, to execute and deliver any such instrument for Tenant. If any prospective mortgagee of the land, Building or any leasehold interest therein requires, as a condition precedent to issuing its loan, the modification of this Lease Agreement in such manner as does not materially lessen any of Tenant's rights or increase any of its obligations hereunder, Tenant shall not delay or withhold its consent to such modification and shall execute and deliver such confirming documents therefor as such mortgagee requires.

                          21. Holdover

     Should Tenant continue to occupy the Leased Premises after the expiration of this Lease, such tenancy shall be a tenancy from month-to-month which may be cancelled by Landlord at any time and with thirty (30) days notice and Tenant's holdover shall not entitle it to any lease rights and during the said holdover period, Tenant shall pay to Landlord monthly rent of 1/12 of 200% of the annual Rent due hereunder as of the time the holdover commences, as well as all other charges described herein.

           22. Certificates and Financial Information

     Within fifteen (15) days after request by Landlord, Tenant from time to time and without charge shall deliver to Landlord:

     (a) A certificate as follows:

          (1) that this Lease Agreement is unmodified and in full force and effect, or if there has been any modification, that the same is in full force and effect, as modified, and identifying the date and nature of any such modification; and

          (2) whether Tenant knows or does not know, as the case may be, of any default by Landlord in the performance by Landlord of the terms, covenants and conditions of this Lease Agreement, and specifying the nature of such defaults, if any; and

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          (3) whether or not there are, to Tenant's knowledge, any
     then existing set-offs or defenses by Tenant to the enforcement thereof, and if so, specifying; and

          (4) the dates to which the Rent, Real Estate Tax
     Increase and Operating Expense Increase have been paid; and

          (5) any other information concerning this Lease
     Agreement reasonably requested by Landlord or a current or prospective lender of Landlord.

     (b) Such financial information about Tenant as Landlord shall request including, but not limited to, a Balance Statement, a Profit and Loss Statement, tax returns and such other information as Landlord shall reasonably request. Landlord may display said information to its lender(s) and to prospective lenders and/or purchasers of 488 MAIN.

                       23. Right of Entry

     The Landlord shall have the right to enter the Leased Premises at any time during normal business hours after reasonable notice to Tenant for any reasonable purpose whatsoever, including but not limited to, displaying the Leased Premises to prospective investors, tenants, buyers, and lenders. The Landlord shall have the right to enter the Leased Premises at any time in the event of a bona fide emergency.

                           24. Notices

     Any notice, demand or request required or agreed to be given under the Lease Agreement by either party shall be sufficiently given when mailed by certified mail, return receipt requested addressed to the party to be notified as follows:

To Landlord:   James Randel
               274 Riverside Associates, L.L.C.
               175 Post Road West
               Westport, Connecticut 06880

To Tenant:     W. W. Erdman
               Electronic Retailing Systems International, Inc.
               488 Main Avenue
               Norwalk, Connecticut 06851

or any other such address as Landlord or Tenant may from time to time designate in writing. Notice shall be deemed given when postmarked.

                             25. N/A

                             26. N/A
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                     27. No Representations

     Except as otherwise specifically provided herein, neither Landlord nor Landlord's agents have made any representation, warranty or promise with respect to the Leased Premises or the Building, the use that may be made of them or their suitability for Tenant's purposes, except as herein expressly set forth.

                          28. Occupancy

     Landlord reserves the right to establish reasonable rules and regulations with regard to the occupancy and usage of 488 MAIN, and Tenant agrees to abide by all such rules and regulations, provided that any such rules and regulations shall be in conformity with common practice and usage in similar buildings, are not inconsistent with the provisions of this Lease and apply to all tenants and occupants of 488 MAIN and provided further that a copy thereof is received by Tenant. Landlord shall (a) not discriminate against Tenant in enforcing the Rules and Regulations; (b) not unreasonably withhold or delay its consent to any approval required by Tenant under the rules and regulations; and (c) exercise its judgment in good faith in any instance when the exercise of Landlord's judgment under the Rules and Regulations is required. Landlord shall use its best efforts to obtain compliance with the rules and regulations by all tenants and other occupants within 488 MAIN, but Landlord may permit reasonable waivers so long as such waivers do not unreasonably interfere with or materially and adversely affect Tenant in the conduct of its business in the Leased Premises or violate any rights granted to Tenant under this Lease Agreement. If there is a conflict between or ambiguity created by the provisions of this Lease Agreement and rules and regulations published pursuant to this Article, the provisions of this Lease Agreement shall control and be binding on the parties hereto.

                   29. Successors and Assigns

     This Agreement is binding on the parties, their heirs, successors and assigns, except as otherwise provided herein.

                   30. Consent to Jurisdiction

     This Agreement shall be deemed to have been made in the State of Connecticut, and shall be interpreted, and the rights and liability of the parties here determined, in accordance with the laws of that State and as part of the consideration for the Landlord's executing this Lease, Tenant hereby agrees that all actions or proceedings arising directly or indirectly from this Lease Agreement shall be litigated only in the courts of the State of Connecticut and Tenant hereby consents to the jurisdiction of any court located within Connecticut.


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                          31. Brokerage

     Tenant represents that it dealt with no brokers in connection with this Lease Agreement except CB Commercial Real Estate
Services and Rostenberg-Doern/ESG. Landlord shall be responsible for paying the brokerage commission which may be due, if any, with respect to the herein transaction.

                      32. Entire Agreement

     This Lease Agreement contains the entire agreement between the parties and it may not be changed orally or by any agreement between the parties unless in writing, signed and acknowledged by the parties or their successors.

                       33. Notice of Lease

     Neither Tenant nor Landlord shall record this Lease
Agreement, but Tenant and Landlord agree to execute a Notice of Lease drawn in accordance with the statutes of the State of Connecticut and to permit either party to file such Notice of Lease.

                          34. No Offset

     In the event that the Tenant believes that the Landlord is not providing services as required hereunder or, is in some other way in default of the herein Lease Agreement, it shall institute a separate action against the Landlord and hereby waives any rights it may have to offset Rent as is due and payable monthly hereunder. In addition, the Tenant hereby waives any rights it may have to counterclaim against a summary process action by the Landlord and/or to set up as a defense any alleged breach of the herein Lease Agreement by the Landlord.

                    35. Right of First Offer

     Prior to leasing any other space in the Building, Landlord shall first offer said space to Tenant for the remainder of the Lease Term. The terms and conditions at which this space is offered to Tenant shall be in accord with what Landlord may be receiving or may be able to receive for comparable space in the Building. Tenant shall then have twenty days in which to decide whether it wishes to lease the said space and, if it elects to do so, Tenant shall sign a Lease Agreement within twenty days thereafter, said Lease Agreement to be in substantially the same form as the herein Lease Agreement. In the event, however, that the Tenant does not give Landlord its decision within the referenced ten day period, then the herein right of first offer shall be deemed waived by the Tenant and the Landlord shall thereafter be free to lease said space to any person or entity of its selection and shall not have any obligation to Tenant as to the herein right of first offer except as to any other space which
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it shall lease in the Building. The herein right of first offer shall not apply to any space as to which a tenant presently in the Building may have a right to lease.

                     36. Termination Rights

     (a) The Tenant shall have the following rights to terminate the herein Lease Agreement:

          (1) The Tenant may terminate the herein Lease Agreement as of July 31, 2002 by: (i) giving Landlord not less than six months prior written notice, (ii) by depositing with the Landlord at the time it gives said notice a check in the amount of $150,000 (which said funds shall be in addition to monthly Rent due through July 31, 2002), and (iii) by complying with each and every term and condition of the herein Lease Agreement through July 31, 2002. In the event that the Tenant terminates the Lease Agreement as provided herein, then as of July 31, 2002 the rights and obligations of the parties to each other shall terminate and the Tenant shall vacate the Leased Premises as of July 31, 2002.

          (2) The Tenant may terminate the herein Lease Agreement as of July 31, 2004 by: (i) giving Landlord not less than six months prior written notice, (ii) by depositing with the Landlord at the time it gives said notice a check in the amount of $125,000 (which said funds shall be in addition to monthly Rent due through July 31, 2004), and (iii) by complying with each and every term and condition of the herein Lease Agreement through July 31, 2004. In the event that the Tenant terminates the Lease Agreement as provided herein, then as of July 31, 2004 the rights and obligations of the parties to each other shall terminate and the Tenant shall vacate the Leased Premises as of July 31, 2004.

     (b) Notwithstanding anything herein to the contrary, in the event that the Tenant exercises a Right of First Offer as described in Paragraph 35 to occupy space on the second floor of the Building, then Tenant's right to terminate said space shall be as follows:

          (i) Tenant shall have the right to terminate its Lease
     Agreement of said space as of the same dates as described in subparagraph (a) above.

          (ii) Tenant shall give Landlord not less than nine (9) months prior written notice of its election to terminate said space.

          (iii) Tenant shall pay to Landlord as of the date it gives said written notice, a termination fee (which shall be in addition to Rent due through the remainder of the Term, i.e. to either July 31, 2002 or July 31, 2004) which equals
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     the pro rata amount of the rentable square footage which
     Tenant occupies on the second floor times the amount of the termination fee described in subparagraph (a) above. For example, if Tenant elects to terminate 5,000 square feet which it occupies on the second floor than it shall pay a termination fee equal to 5,000/17,500 (being the stipulated rentable square footage of the second floor) times $150,000 (should Tenant elect to terminate by July 31, 2002) or $125,000 (should Tenant elect to terminate by July 31, 2004).

             37. Landlord's Work to the Common Areas

     Not later than six months after the Commencement Date, the Landlord shall complete its renovation and upgrade of the main lobby of and entrance into the Building, and upgrade the elevator cabs, and shall make such repairs and relines to the parking area as shall be necessary, and upgrade the landscaping as required under Section 5(b) hereof.

                             38. N/A

                          39. No Offer

     The herein Lease Agreement is not intended as an offer to lease by the Landlord and shall not be binding on the Landlord until such time as signed by a representative of the Landlord and returned to the Tenant. All negotiations, discussions, and correspondence to date are acknowledged to be non-binding on either party and there shall be no contractual agreement between the parties until the herein document is signed by both parties and exchanged.

  40. Title; Compliance with Laws; Calculation of Rentable Area

     (a) Landlord represents and warrants as a condition of this Lease Agreement that it is a contract purchaser of 488 MAIN under a valid and binding contract of sale entered into with the current owner of 488 MAIN; that all contingencies under said contract of sale have been satisfied or waived; that it shall possesses good marketable fee title to 488 MAIN on or before July 1, 1997, subject only to Section 40(c); that it is authorized to make this Lease Agreement for the term aforesaid; that the provisions of this Lease Agreement do not and will not conflict with or violate the provisions of existing or future agreements between Landlord and third parties; that the certificate of occupancy for the third floor of 488 MAIN allows Tenant to use and enjoy the Leased Premises and common buildings facilities for the purpose set forth in this Lease Agreement; that the Leased Premises and common building facilities and the uses thereof for the purpose specified in this Lease are, and on the Commencement Date and throughout the Term of this Lease Agreement will be, in conformity with all applicable laws and ordinances; and that the Landlord will deliver
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the Leased Premises and Tenant's parking spaces to Tenant, free of all tenants and occupants and claims thereto.

     (b) Landlord represents and warrants that as of the date hereof there are no pending or, to the best of its knowledge, threatened claims, causes of action, lawsuits or judgements against 488 MAIN or Landlord which may affect title or Tenant's use of 488 MAIN as herein provided. If any such lawsuit is filed or threatened, Landlord shall notify Tenant within fifteen (15) days of Landlord's knowledge thereof.

     (c) Landlord has delivered to Tenant a copy of Landlord's title insurance commitment for 488 MAIN and represents and warrants that the commitment is a true and complete copy of the original; that as of the date hereof there have been no changes thereto, and that during the term of this Lease Agreement the title policy to be issued to Landlord will be in full force and effect.

     (d) Landlord represents and warrants that the rentable square footage has been calculated based on the measurements of the attached floor plan and on Tenant's share of the common building areas.

                           41. Parking

     (a) Throughout the Lease term Landlord shall, at its expense, provide to the Building not less than 90 parking spaces of which approximately 50 shall be covered by the Building. Landlord represents that it is purchasing land adjacent to the Building for the purpose of providing additional parking to the Building although the number and location of these spaces shall be entirely within the Landlord's discretion and, in addition, it is understood and agreed that Landlord may, at some future date, use this additional parking to apply for governmental approval to increase the size of the Building.

     (b) Landlord agrees to assign Tenant one half of the parking spaces under the Building. In the event that the Landlord assigns spaces to other tenants in the Building, which are not under the Building, then Landlord will assign one half of these spaces to Tenant.

     (c) The Building parking area shall be available for use twenty-four (24) hours a day, every day of the year during the term of this Lease Agreement and shall be illuminated when necessary to maintain a safe environment. Further, Landlord shall, at its expense, keep and maintain the parking areas in a clean and safe condition.

     (d) If Tenant, its employees, licensees or guests are not able to use the parking areas and access ways thereto because of unauthorized use thereof by others, Landlord shall take whatever
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steps are necessary to end and prevent further unauthorized use including, if appropriate, posting signs, distributing parking stickers and towing away unauthorized vehicles.

     (e) In the event that Tenant shall lease additional space in the Building, the number of parking spaces assigned to Tenant under the Building (as well as in other parking areas if Landlord elects to assign these spaces) shall be increased pro rata according to the proportion of rentable square footage of the second floor which the Tenant occupies times one half the total number of spaces which are assigned. For example, should the Tenant occupy 8,000 rentable square footage on the second floor, then it shall be entitled to additional parking spaces equal to one half the total space times 8,000/17,500.

     (f) Landlord shall designate an area of the parking lot for visitor parking.
                           42.Antenna

     So long as Tenant shall enter an Indemnification and Hold Harmless Agreement with Landlord, whereby Tenant insures Landlord that Tenant will be responsible for any and all damage which Tenant may cause to the roof or other systems or structures of 488 MAIN, then, subject to Landlord's approval as described below, Tenant shall have the right to install, and once install, modify a microwave, satellite or other antenna communications system on the roof of 488 MAIN for use in connection with Tenant's business. Tenant shall furnish detailed plans and specifications for the system (or modification) to Landlord for approval, which approval shall not be unreasonably withheld or delayed. Upon approval, the system shall be installed, at Tenant's expense. Tenant is hereby granted such easements and licenses for (a) use of any Building shafts and other Common Building Facilities required to install the electrical or communication wiring, (b) access to the roof at all reasonable times and in emergencies, and (c) use of a mutually agreed upon area of the roof to install and operate the system. Tenant shall be responsible for procuring whatever licenses or permits may be required from third persons for the use or operation of the system, and Landlord makes no warranties or representations as to the permissibility of the system under applicable Laws. The system shall not constitute a nuisance or unreasonably interfere with the operations of Landlord or other tenants occupying the Project. Landlord agrees that its consent to additional such systems on the Roof, by other tenants, will take into account the possibility of interference with the Tenant's system.

                        43. Miscellaneous

     (a) No remedy or election given by any provision in the Lease shall be deemed exclusive unless so indicated, but each shall, whenever possible, be cumulative in addition to all other remedies
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at law or in equity which either party may have arising out of an event of default of the other party.

     (b) Whenever Landlord's consent or approval is required under this Lease, such consent or approval shall not be unreasonably withheld or delayed.

     (c) If Landlord shall default in the observance or performance of any term or covenant on Landlord's part to be observed or performed under any of the terms or provisions of this Lease, then Tenant shall have the right to remedy such default for the account of Landlord, immediately and without notice in case of emergency, or in any non-emergency case if Landlord shall fail to remedy such default within twenty (20) days after Tenant has notified Landlord in writing of such default or, in the case of a default which cannot with due diligence be cured within a period of twenty days, Landlord shall not have duly instituted within said twenty (20) day period, and thereafter diligently and continuously prosecuted to completion, all steps necessary to remedy the same and, if Tenant, in performing the steps herein described makes any expenditures or incurs any obligations for the payment of money in connection with such default, including without limitation, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest from the date paid or incurred, shall be paid by Landlord to Tenant within fifteen (15) business days after rendition of a bill to Landlord therefor.

     (d) This Lease Agreement may be signed in counterparts which, taken together, shall constitute one document which will become binding when counterparts are executed and which shall in total contain the signatures of Landlord and Tenant.

This Lease Agreement has been executed as follows:

Landlord:

s/Jim Randel
--------------------------
488 Main Avenue Associates, LLC
By: Jim Randel
Its: Manager

Tenant:

s/William W. Erdman
--------------------------
Electronic Retailing Systems
 International, Inc.
By: William W. Erdman
Its: Executive Vice President


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COUNTY OF FAIRFIELD   )
                      ) ss.: WESTPORT
STATE OF CONNECTICUT  )

     Personally appeared James Randel this 30th day of May, 1997, who swore that he is the Manager of the 488 Main Avenue
Associates, LLC and that his signature hereon is his free act and deed and that of the 488 Main Avenue Associates, LLC, before me,


                                   s/Joyce E. Mahoney
                                   -----------------------------
                                   Notary Public



COUNTY OF FAIRFIELD   )
                      )  ss.: WILTON
STATE OF CONNECTICUT  )


     Personally appeared William W. Erdman this 30th day of May, 1997, who swore that he is the Executive V.P. of Electronic Retailing Systems International, Inc. and this his signature hereon is made with the full authority of the Board of Directors and that it is his free act and deed and that of the said corporation, before me,

                                   s/Elizabeth A. Cappadona
                                   -----------------------------
                                   Notary Public



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EXHIBIT A -- CLEANING SPECIFICATIONS FOR COMMON AREAS (LOBBY,
ELEVATORS AND PARKING AREAS):

DAILY (M - F):

o    Sweep, damp mop or vacuum, as appropriate, the floor areas;
     remove materials such as gum and tar which has adhered to the floor.

o Empty and damp wipe all ashtrays, waste baskets and containers and remove all trash.

o Damp wipe all telephones, smudges, smears on glass areas or wall areas.

o    Damp wipe elevator landing doors.

o    Clean all baseboards.

WEEKLY:

o Wash glass in building directory, entrance doors and frames and show windows, both sides.

o    Remove all litter from the parking area and grounds.

O    Sweep all stairway areas.

MONTHLY:

o Scrub and recondition resilient floor areas using buffable non-slip type floor finish.

o Vacuum all ceiling and wall air supply and exhaust diffusers or grills.

o    Clean all area roof drains.

o    Wash all interior glass, both sides.

o    Wash all stairwell landings and treads.

SEMI-ANNUALLY:

o    Wash both sides of all building exterior glass.

ANNUALLY:

o    Wash all light fixtures.

o    Wash all interior walls/pressure wash all exterior walls.


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               AMENDMENT NO. 1 TO LEASE AGREEMENT

     WHEREAS, 488 Main Avenue Associates, L.L.C. a Connecticut Limited Liability Company with an address of P.0. Box 2870, Westport, Connecticut 06880 (hereafter "Landlord") and Electronic Retailing Systems International, Inc. a Delaware corporation with an address of 488 Main Avenue, Norwalk, Connecticut 06851 (hereafter "Tenant") are the parties to a Lease Agreement dated May 30, 1997 (the "Lease Agreement") for a portion of the Building located at 488 Main Avenue, Norwalk, Connecticut; and

     WHEREAS, the Landlord and Tenant wish to amend the said Lease Agreement, according to the terms and conditions of this Amendment, in order to increase the size of the Leased Premises;

IT IS HEREBY AGREED:

     1. That it is the intent of this Amendment No. 1 to Lease Agreement to increase the size of the Leased Premises progressively as Tenant rents additional space on the second floor of the Building, the three areas being denoted as Area #1, Area #2 and Area #3 on the floor plan attached hereto as Exhibit B. Tenant agrees herein that it will eventually rent all of the second floor of the Building except the spaces now occupied by PSI and by Allan Davis Companies (unless, however, Landlord does not deliver the said Areas within the time frames provided for in the attached Exhibits and the Tenant elects not to lease said Areas as permitted in the said Exhibits) and that as the Tenant rents additional space from the Landlord on the second floor of the Building, pursuant to the schedule provided herein, the Rent to be paid by the Tenant to the Landlord shall increase in the increments as indicated in Exhibits C, D and E attached hereto. By way of example, when the Tenant rents the Expressway and Safe Harbor spaces indicated on Exhibit B (Area #1) it shall pay Rent to Landlord equal to the total of the Rent indicated in Paragraph 4 of the Lease Agreement plus the Rent indicated in Exhibit C attached hereto. And, by way of further example, when the Tenant rents all of the spaces on the second floor referenced as Areas #1, #2 and #3 on Exhibit B, it shall pay Rent to Landlord equal to the total of the Rent indicated in Paragraph 4 of the Lease Agreement plus the Rent indicated in Exhibit C, plus the Rent indicated in Exhibit D and plus the Rent indicated in Exhibit E.

     In addition, upon renting space on the second floor of the Building Tenant shall pay to Landlord a "Utility Charge" as referenced in new Paragraph l(e)(2). The Utility Charge which Tenant shall pay shall increase as Tenant rents additional space from the Landlord on the second floor of the Building and the Utility Charge shall increase in the increments as indicated in Exhibits C and D. By way of example, when the Tenant rents the Expressway and Safe Harbor spaces indicated on Exhibit B (Area #1) it shall pay the Utility Charge indicated in Exhibit C. By way of further example, when the Tenant subsequently rents the ABC space
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indicated on Exhibit B (Area #2), it shall pay the total of the
Utility Charge indicated in Exhibit C plus the Utility Charge indicated in Exhibit D. It is further the intent of this Agreement that the Landlord shall separately meter the portion of the second floor of the Building leased by Tenant for the measurement of electricity consumed by the Tenant and that the Landlord shall complete this separate metering on or before January 1, 1998 and that thereafter the Tenant shall pay for the electricity consumed by it directly to the utility company providing same, after which time the Tenant shall no longer pay the Utility Charge to the Landlord.

     2. That Paragraph l(a) of the Lease Agreement is hereby deleted in its entirety and the following substituted in its place:

     (a) Landlord leases to Tenant and Tenant hereby rents from Landlord premises being the entire third floor and portions of the second floor of a building (the "Building") located at 488 Main Avenue, Norwalk, Connecticut (the Land and Building being hereinafter referred to as "488 MAIN"). The portions of the second floor being leased by Tenant are specifically described in Paragraph l(e) below. The premises to be leased on the third floor of the Building is stipulated to be 17,500 rentable square feet.

     3. That Paragraph 1 of the Lease Agreement is hereby amended by adding the following subparagraph (e):

     (e)(1) Tenant shall lease portions of the second floor of the Building, which spaces are shown on the attached Exhibit B. Landlord shall deliver portions of such space on the second floor of the Building to Tenant, as indicated below, at various times. In each instance, the definition of the "Leased Premises" shall be amended to include the additional space on the second floor of the Building being leased by the Tenant. In addition, each time the Leased Premises is expanded to include the additional spaces on the second floor of the Building (referred to as Areas #1 and #2 on Exhibit B attached hereto), the Utility Charge (as defined below), shall be increased to include Areas #1 and #2 of the second floor being rented by Tenant.

     (e)(2)(i) The Tenant shall be responsible for the cost of all utilities which it consumes at those spaces on the second floor which are added to the Leased Premises as referenced herein. The Utility Charge shall include all utilities provided to Areas #1 and #2 of the second floor of the Building then being rented by the Tenant, it being the intent of this Lease Agreement that the Tenant shall pay for all utilities provided to the portions of the second floor of the Building then being rented by the Tenant, including all heat and air-conditioning, but excluding water which shall be an
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
     operating expense of the property. Since the spaces on the second floor which become part of the Leased Premises are not presently separately metered, the parties hereto agree that through December 31, 1997, the Utility Charge shall approximate the cost of the electricity consumed by the Tenant (while occupying Areas #1 and #2 prior to December 31,
     1997) and that thereafter the Tenant shall pay for the electricity which it consumes directly to the utility company providing same, and that not later than January 1, 1998, the Landlord shall take steps to provide for a separate metering of all second floor spaces which are or to be leased by the Tenant (Area #1, Area #2 and Area #3) and Tenant shall put into its name the electric meters which measure these said areas, and Tenant shall thereafter pay the utility company directly.

     (e)(2)(ii) It is understood and agreed that the Utility Charge as noted on Exhibits C and D is an estimate which will be adjusted as of December 31, 1997, based on actual electric charges for the second floor and with Tenant's share thereof being calculated on a pro rata basis (based on the amount of rentable square feet of the second floor of the Building which Tenant rented during the period July 1, 1997 - December 31, 1997 divided by total rentable square feet of 17,500). In the event that the aggregate amount of the Utility Charge paid by Tenant during the period July 1, 1997 - December 31, 1997 is greater than the actual electric charges incurred by Tenant for this period, then the Landlord shall remit any excess to Tenant, if any, by February 1, 1998.

     (e)(2)(iii) It is understood and agreed that as the area separately metered for electric by the Landlord may include space on the second floor of the Building which is occupied by one other tenant, PSI. Landlord represents that it is currently collecting $80/month from PSI for electric charges and that during the period when Tenant is paying for the electricity consumed in an area which includes the PSI space, then Landlord will remit said $80/month (as well as any additional money, if any, which Landlord collects from PSI for electricity charges during the period that Tenant is paying the electricity for space on the second floor of the Building occupied by PSI) to Tenant.

     (e)(3) As of the Commencement Date, Landlord shall deliver to Tenant the two spaces denoted on Exhibit B as "Expressway" and "Safe Harbor" (Area #1), which spaces Landlord shall deliver to Tenant in "as is" condition, and Tenant accepts same in said condition and agrees that any and all renovation or alteration to be done to these spaces shall be done at the Tenant's expense. It is stipulated that the rentable square footage of these two spaces is 4253 (which square footage Landlord represents and warrants to have been calculated based on the measurements of the attached floor plan, Exhibit
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
     B, and on Tenant's share of the common building areas). Landlord shall lease these spaces to Tenant and Tenant shall rent these spaces from Landlord pursuant to the terms and conditions of the Lease Agreement. The Rent for these two spaces shall be as shown on the attached Exhibit C.

     (e)(4) On November 1, 1997, Landlord shall deliver to Tenant the space denoted on Exhibit B as "ABC" (Area #2), which space Landlord shall deliver to Tenant in substantially the same condition as presently exists, and Tenant accepts same in said condition and agrees that any and all renovation or alteration to be done to this space shall be done at Tenant's expense. It is stipulated that the rentable square footage of this space is 1460 (which square footage Landlord represents and warrants to have been calculated based on the measurements of the attached floor plan, Exhibit B, and on Tenant's share of the common building areas). Landlord shall lease this space to Tenant and Tenant shall rent this space from Landlord pursuant to the terms and conditions of the Lease Agreement. The Rent for Area #2 shall be as shown on Exhibit D.

     (e)(5) On January 1, 1998, Landlord shall deliver to Tenant the spaces denoted on Exhibit B as "Banana Design" and "Phoenix" (Area #3), which spaces Landlord shall deliver to Tenant in substantially the same condition as presently exists, and Tenant accepts same in said condition and agrees that any and all renovation or alteration to be done to these spaces shall be done at Tenant's expense. It is stipulated that the rentable square footage of these two spaces is 6215 (which square footage Landlord represents and warrants to have been calculated based on measurements of the attached floor plan, Exhibit B, and on Tenant's share of the common building areas). Landlord shall lease these spaces to Tenant and Tenant shall rent these spaces from Landlord pursuant to the terms and conditions of the Lease Agreement. The Rent for these spaces shall be as shown on Exhibit E.

     4. That Paragraph 3(a) of the Lease Agreement is hereby amended to indicate that the Lease Term relative to the spaces taken on the second floor of the Building shall be the period beginning with the time when the Tenant rents said spaces as referenced herein and ending with the Termination Date.

     5. That Paragraph 3(b) of the Lease Agreement is hereby amended but only relative to the delivery of spaces on the second floor which shall be as described in Paragraph l(e) above.

     6. That Paragraph 4 of the Lease Agreement is amended to include Rent which is payable for the spaces leased on the second floor of the Building. These Rents are shown on Exhibits C, D and E attached hereto.

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
     7. That Paragraph 4(d) of the Lease Agreement is amended to increase Tenant's pro rata share as additional space is leased by Tenant on the second floor of the Building. As of the date when Tenant leases Area #1, the Tenant's pro rata share shall be increased to 62.0%. As of the date when Tenant leases Area #2, the Tenant's pro rata share shall be increased to 67%. As of the date when Tenant leases Area #3, the Tenant's pro rata share shall be increased to 83%. In the event, however, that the Tenant does not lease one or more of the said Areas, because Landlord does not deliver same within the time frames provided for in the attached Exhibits and the Tenant elects not to lease said Area(s) as permitted in the said Exhibits, then the herein pro rata share will be adjusted accordingly.

     8. That Paragraph 4(e) of the Lease Agreement is deleted in its entirety and the following substituted in lieu thereof:

     In addition to the Rent described above, beginning with the Commencement Date, Tenant shall pay for all electrical consumption on the Third Floor of the Building and, prior to taking occupancy of the Third Floor of the Building, Tenant shall put into its name the electric meters which measure electricity provided to the Third Floor of the Building, it being the intent of this Lease Agreement, that the Tenant shall pay for all utilities provided to the Third Floor of the Building including all heat and air-conditioning, but excluding water which shall be an operating expense of the property. The Tenant also agrees that it shall be responsible for all electricity consumed by it on the Second Floor of the Building and that such obligation shall be governed by
     Section 1(e)(2) of the Lease Agreement.

     9. That Paragraph 18 of the Lease Agreement shall be amended to reflect an increase in the security deposit by $17,000. This increase shall arise by further amending the said Paragraph 18 such that Landlord's obligation to return to Tenant moneys previously delivered shall be reduced by $17,000.

     10. All capitalized terms utilized in this Amendment No. 1 which are not defined herein shall be defined to have the meanings given such terms in the Lease Amendment.

     11. That all other terms and conditions of the Lease
Agreement shall remain in full force and effect.

     This Amendment to Lease Agreement has been executed as follows:

Landlord:                          Tenant:

s/Jim Randel                       s/William W. Erdman
--------------------------         -----------------------------
488 Main Avenue Associates,        Electronic Retailing Systems
 L.L.C.                             International, Inc.
By: Jim Randel                     By: William W. Erdman
Its: Manager                       Its: Executive Vice President

COUNTY OF FAIRFIELD  )
                     ) ss.: Westport
STATE OF CONNECTICUT )


     Personally appeared James Randel this 3rd day of July, 1997, who swore that he is the Manager of the 488 Main Avenue
Associates, LLC and that his signature hereon is his free act and deed and that of the 488 Main Avenue Associates, L.L.C., before me,


                                   s/Joyce E. Mahoney
                                   ------------------------------
                                   Notary Public

COUNTY OF FAIRFIELD  )
                     ) ss.: Wilton
STATE OF CONNECTICUT )


     Personally appeared William W. Erdman this 30th day of June, 1997, who swore that he is the Executive Vice President of Electronic Retailing Systems International, Inc. and that his signature hereon is made with the full authority of the Board of Directors and that it is his free act and deed and that of the said corporation, before me,



                                   s/Elizabeth A. Cappadora
                                   ------------------------------
                                   Notary Public



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                            EXHIBIT C

     The following represents the Rent due for the two spaces
Expressway and Safe Harbor (Area #1) on the second floor which Tenant agrees to rent from Landlord beginning on July 1, 1997. It is acknowledged that these two spaces are not contiguous.

     July 1, 1997 - August 31, 1997: No rent due.

     September 1, 1997 - August 31, 1998: $64,858 payable in equal monthly installments of $5,404.83.

     September 1, 1998 - August 31, 1999: $68,048 payable in equal monthly installments of $5,670.67.

     September 1, 1999 - August 31, 2000: $72,301 payable in equal monthly installments of $6,025.08.

     September 1, 2000 - August 31, 2001: $75,490 payable in equal monthly installments of $6,290.90.

     September 1, 2001 - August 31, 2002: $78,680 payable in equal monthly installments of $6,556.71.

     September 1, 2002 - August 31, 2003: $85,060 payable in equal monthly installments of $7,088.33.

     September 1, 2003 - August 31, 2004: $88,249 payable in equal monthly installments of $7,354.15.

     September 1, 2004 - August 31, 2005: $92,502 payable in equal monthly installments of $7,708.56.

     September 1, 2005 - August 31, 2006: $95,692 payable in equal monthly installments of $7,974.38.

     September 1, 2006 - August 31, 2007: $98,882 payable in equal monthly installments of $8,240.19.

     The Utility Charge for the Expressway and Safe Harbor spaces
(Area #1) is $10,632.50/year which shall be payable monthly in equal monthly installments of $886.04.



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                            EXHIBIT D

     The following represents the Rent due for the ABC space (Area #2) on the second floor which Tenant agrees to rent from Landlord beginning on November 1, 1997. In the event that the Landlord is unable to deliver Area #2 to the Tenant by January 1, 1998, then the dates indicated herein shall be delayed until the date when the Landlord does, in fact, deliver Area #2 to the Tenant; however, in the event that the Landlord does not deliver Area #2 to Tenant within ninety (90) days of November 1, 1997, then the Tenant shall have the right to cancel its herein obligation to rent Area #2 so long as it gives Landlord written notice of its election to do so on or before ten (10) days after the expiration of said ninety-day period.

     November 1, 1997 - December 31, 1997: No rent.

     January 1, 1998 - August 31, 1998: $1,855.42/month.

     September 1, 1998 - August 31, 1999: $23,360 payable in equal monthly installments of $1,946.67.

     September 1, 1999 - August 31, 2000: $24,820 payable in equal monthly installments of $2,068.33.

     September 1, 2000 - August 31, 2001: $25,915 payable in equal monthly installments of $2,159.58.

     September 1, 2001 - August 31, 2002: $27,010 payable in equal monthly installments of $2,250.83.

     September 1, 2002 - August 31, 2003: $29,200 payable in equal monthly installments of $2,433.33.

     September 1, 2003 - August 31, 2004: $30,295 payable in equal monthly installments of $2,524.58.

     September 1, 2004 - August 31, 2005: $31,755 payable in equal monthly installments of $2,646.25.

     September 1, 2005 - August 31, 2006: $32,850 payable in equal monthly installments of $2,737.50.

     September 1, 2006 - August 31, 2007: $33,945 payable in equal monthly installments of $2,828.75.

     The Utility Charge for the ABC space (Area $2) is $3,650/year which shall be payable in equal monthly installments of $304.17.


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                            EXHIBIT E

The following represents the Rent due for the two spaces Banana Design and Phoenix (Area #3) which Tenant agrees to rent from Landlord beginning on January 1, 1998. In the event that the Landlord is unable to deliver Area #3 to the Tenant by January 1, 1998, then the dates indicated herein shall be delayed until the date when the Landlord does, in fact, deliver Area #3 to Tenant; however, in the event that the Landlord does not deliver Area #3 to Tenant within ninety (90) days of January 1, 1998, then the Tenant shall have the right to cancel its herein obligation to rent Area #3 so long as it gives Landlord written notice of its election to do so on or before ten (10) days after the expiration of said ninety-day period.

     January 1, 1998 - February 28, 1998: No rent

     March 1, 1998 - August 31, 1998: $7,898.23/month.

     September 1, 1998 - August 31, 1999: $99,440 payable in equal monthly installments of $8,288.67.

     September 1, 1999 - August 31, 2000: $105,655 payable in equal monthly installments of $8,804.58.

     September 1, 2000 - August 31, 2001: $110,316 payable in equal monthly installments of $9,193.02.

     September 1, 2001 - August 31, 2002: $114,977 payable in equal monthly installments of $9,581.46.

     September 1, 2002 - August 31, 2003: $124,300 payable in equal monthly installments of $10,358.33.

     September 1, 2003 - August 31, 2004: $128,961 payable in equal monthly installments of $10,746.77.

     September 1, 2004 - August 31, 2005: $135,176 payable in equal monthly installments of $11,264.69.

     September 1, 2005 - August 31, 2006: $139,837 payable in equal monthly installments of $11,653.13.

     September 1, 2006 - August 31, 2007: $144,498 payable in equal monthly installments of $12,041.56.